American Mobile Satellite Corporation
10802 Parkridge Blvd.
Reston, VA
20191-5416





February 13, 1997


James M. Kohosek
Vice President and Chief Financial Officer
Westinghouse Wireless Solutions Company
930 International Drive
Linthicum, Maryland  21090

Dear Mr. Kohosek:

         Reference is made to the Deferred Payment Agreement dated as of September 15, 1992 between AMSC Subsidiary Corporation (the "Company") and Westinghouse Electric Corporation ("WEC"), as amended by (i) that certain letter agreement dated October 1, 1992 between the Company and WEC, (ii) the First Amendment to Deferred Payment Agreement dated as of February 2, 1993, (iii) that certain letter agreement dated October 18, 1993 between the Company and WEC,
(iv) that certain letter agreement dated December 23, 1993 between the Company and WEC, (v) that certain letter agreement dated February 25, 1994 between the Company and WEC, (vi) that certain letter agreement dated August 30, 1994 between the Company and WEC, (vii) that certain letter agreement dated February 28, 1995, between the Company and WEC, (viii) that certain letter agreement dated July 31, 1995, between the Company and WEC, (ix) that certain letter agreement dated September 11, 1995, between the Company and WEC, and (x) that certain agreement dated October 13, 1995, between the Company and WEC (as so amended, the "Deferred Payment Agreement"). Unless otherwise specifically provided herein, capitalized terms used in this letter agreement shall have the meanings given them in the Deferred Payment Agreement.

         This letter will evidence the agreement of the Company and WEC as follows:

         1. Notwithstanding any provision of the Deferred Payment Agreement to the contrary, the parties agree that the remaining Deferred Payment Obligations outstanding on the date hereof shall be repaid in four equal monthly installments of One Million Dollars ($1,000,000.00) each payable on the 15th day of January, February, March and April 1997, and a final installment of One Million One-Hundred Eighty Thousand Three Hundred Eighteen Dollars ($1,180,318.00) payable on May 15, 1997, in each case together with interest on such installment accruing at the rate of twelve percent (12%) per annum from September 30, 1996 to the date of payment thereof.

         2. The Deferred Payment Agreement is hereby amended by waiving compliance with Sections 7.11 and 7.12 for the quarter ended December 31, 1996.

James M. Kohosek
February 13, 1997
Page 2


         3. Except as expressly provided above, the Deferred Payment Agreement is not amended, modified or waived and, as amended by this letter agreement, shall remain in full force and effect.

         Please indicate your agreement with the foregoing by executing this letter in the space provided below. This letter agreement will be effective upon receipt by the Company of a fully executed counterpart of this letter.

Very truly yours,

AMSC SUBSIDIARY CORPORATION


By:      /s/RICHARD J. BURNHEIMER
         -------------------------------------------------
         Richard J. Burnheimer
         Vice President and Treasurer

AGREED TO AND ACCEPTED this 13th of February 1997.
                           -----

WESTINGHOUSE ELECTRIC CORPORATION


By:      /s/PATTY L. ARMACOST
         -------------------------------------------------


Its:     Director, Customer & Supplier Partnerships
         -------------------------------------------------